Exhibit 10.1

FIRST AMENDMENT TO CREDIT AGREEMENT AND TO SECURITY AGREEMENT

THIS FIRST AMENDMENT TO CREDIT AGREEMENT AND TO SECURITY AGREEMENT, dated as of July 13, 2010 (together with all schedules and exhibits hereto, this “First Amendment”), is entered into by and among BROAD STREET FUNDING LLC, a Delaware limited liability company (the “Borrower”), and DEUTSCHE BANK AG, NEW YORK BRANCH (the “Lender”). Capitalized terms used herein and not otherwise defined herein have the meanings assigned to such terms in the Credit Agreement described below.

RECITALS:

A. The Borrower and Lender are parties to a Credit Agreement dated as of March 10, 2010 (the “Credit Agreement”), which provides, among other things, for revolving Loans to be made by the Lenders to the Borrower in an aggregate principal amount not exceeding $140,000,000 and to a Security Agreement dated as of March 10, 2010 (the “Security Agreement”) which, inter alia, secures the Borrower’s obligations to the Lender under the Credit Agreement.

B. The Borrower and the Lender desire, among other things, to (i) increase the aggregate amount of the Lender’s Maximum Commitment to $240,000,000, (ii) change the dates for certain reports to be delivered, (iii) change the Additional Margin Requirement for certain Securities, and (iv) make certain other related amendments that are set forth herein.

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

Section 1. Amendment of Credit Agreement. Effective as of the date hereof, the Credit Agreement is hereby amended as follows:

(a) The preamble of the Credit Agreement is amended by replacing “This Credit Agreement, dated as of March 10, 2010 (this “Agreement”)” with “This Credit Agreement, dated as of March 10, 2010 (as amended from time to time, this “Agreement”)”.

(b) Section 6.01(a)(i) of the Credit Agreement is hereby replaced in its entirety with the following:

“On the 20th day of each calendar month (or, if such date is not a Business Day, then the next following Business Day), the Borrower shall furnish to the Lender a written statement (a “Collateral Report”) certified by the Manager on behalf of the Borrower, in each case as of the Reporting Date which shall include among other things (to the extent applicable):”

(c) The definition of “Applicable Margin” in Annex I to the Credit Agreement is hereby amended by replacing “2.50% per annum” with “2.23% per annum.”

(d) The definition of “Commitment Fee” in Annex I to the Credit Agreement is hereby replaced in its entirety by the following:

““Commitment Fee” means, (a) for any day occurring from the date that is four (4) months after the Closing Date to, but excluding, the date that is four (4) months after the First Amendment Closing Date, the greater of (i) (1) the Unused Amount as of such day less $100,000,000 multiplied by (2) a fraction, the numerator of which is 0.75% and the denominator of which is 360, and (ii) zero; and (b) for each day thereafter (i) the Unused Amount as of such day multiplied by (ii) a fraction, the numerator of which is 0.75% and the denominator of which is 360.”

(e) The definition of “Credit Document” in Annex I to the Credit Agreement is hereby amended by inserting the following after “instrument or document”: “(including amendments from time to time of any of the foregoing).”

(f) The definition of “Maximum Commitment” in Annex I to the Credit Agreement is hereby amended by replacing “$140,000,000” with “240,000,000”.

(g) The definition of “Reporting Date” in Annex I to the Credit Agreement is hereby replaced in its entirety by the following:

““Reporting Date” means the seventh Business Day prior to the 20th day of each calendar month, commencing on May 11, 2010.”

(h) The following definition is hereby added to Annex I to the Credit Agreement in the applicable alphabetical location:

““First Amendment Closing Date” means July 13, 2010”.

(i) The definition of “Additional Margin Requirements” in the Collateral Valuation Schedule is hereby amended as follows:

(1) Subsection (vii) is hereby replaced in its entirety by the following:

“(vii) in the case of each Bank Loan or Security for which (i) the Number of Pricing Sources equals 2 or (ii) the Outstanding Facility Size is greater than or equal to $75,000,000 and less than $150,000,000, the percentage specified in Annex II-B-7 determined based upon the Market Value of all such Bank Loans and Securities;”

(2) Subsection (ix) is hereby amended by deleting the “and” at the end thereof;

(3) Subsection (x) is hereby amended by replacing the period at the end thereof with the following “; and”; and

(4) The following is added as a new Subsection (xi):

“(xi) in the case of Securities with any Number of Pricing Sources, the percentage specified in Annex II-C-4.”

(j) The definition of “Number of Pricing Sources” in the Collateral Valuation Schedule is hereby replaced in its entirety with the following:

““Number of Pricing Sources” means, as of any date of determination, (i) for each Bank Loan, the arithmetic average, over the five Business Days immediately preceding such date of determination, of the Maximum Number of Price Indications on such Business Day, and (ii) for Securities, the number of unique daily bid-side quotations that the Lender receives directly from the list of Approved Bond Dealers, except that (x) if the Lender believes in its sole discretion that quotations reported on FT Interactive Data or TRACE is duplicative of another quoting dealer, then that quote will be excluded from the calculation, and (y) if any of the quoting dealers’ 5 Year Ask CDS Spread is greater than 350 basis points, then their quotes will also be excluded from the analysis. On each date of determination, the Number of Pricing Sources shall be rounded up to the nearest whole number.

If the Lender is the source of one of the price indications for Bank Loans or is the source of one of the bid-side daily quotations for Securities and (i) there is only one other price indication or quotation, as applicable, then the Number of Pricing Sources will count as 3 instead of 2, or (ii) there is no other price indication or quotation, as applicable, then the Number of Pricing Sources will count as two instead of one, provided that the Lender can change the margin requirement for these positions in its sole discretion upon 8 business days notice to the Borrower.”

(k) The following definitions are hereby added to the Collateral Valuation Schedule at their applicable alphabetical location:

““Approved Bond Dealers” means each of dealers as set forth in Schedule 8 as revised by the lender from time to time.

“FT Interactive Data” means the [price/quotation] reporting service provided by the Interactive Data Corporation or any successor service thereto as determined by Lender.

“TRACE” means the Trade Reporting and Compliance Engine developed by the Financial Industry Regulatory Authority (“FINRA”) or any successor service thereto as determined by Lender.”

(l) Annex II-B-7 is hereby amended as follows:

(1) The heading is hereby replaced in its entirety with “Additional Margin Requirements – Bank Loans and Securities.”

(2) The heading of the first column is hereby replaced in its entirety by the following:

“Aggregate Market Value for all Bank Loan or Security for which the Number of Pricing Sources equals 2 or the Outstanding Facility Size is greater than or equal to $75,000,000 and less than $150,000,000 as a percentage of the aggregate Market Value of all Eligible Investments”

(m) The following is hereby added to the Credit Agreement as “Annex II-C-4”:

Additional Margin Requirement – Securities

Securities with the following Approved Pricing Sources	Additional Margin Requirement

Fewer than 2 Approved Pricing Sources	100%

2 Approved Pricing Sources	13%

Greater than 2 Approved Pricing Sources	0%

(n) The following list of Approved Bond Dealers is hereby added as Schedule 8 of the Credit Agreement:

APPROVED BOND DEALERS

ABN

Barclays Bank PLC

BNP Paribas SA

Bank of NY Mellon (BNYM Capital Markets)

Citigroup, Inc.

Credit Suisse AG

Deutsche Bank

Fidelity Capital Markets

FT Interactive Data

Goldman Sachs

HSBC

JP Morgan Chase & Co.

Merrill Lynch & Co., Inc.

Morgan Stanley

RBC Capital Markets

Royal Bank of Scotland Group Plc

Societe General

TRACE trades

UBS AG

Wachovia

Section 2. Amendment of Security Agreement. Effective as of the date hereof, the Security Agreement is hereby amended as follows:

(a) The preamble of the Security Agreement is amended by replacing “This Security Agreement (this “Agreement”), dated as of March 10, 2010” with “This Security Agreement, dated as of March 10, 2010 (as amended from time to time, this “Agreement”)”

(b) Section 1 of the Security Agreement is hereby amended by adding the following to the end of the definition of Credit Agreement (immediately before the period): “as amended”

Section 3. Conditions Precedent. It shall be a condition precedent to the effectiveness of this First Amendment that each of the following conditions are satisfied:

(a) Agreements. The Lender shall have received executed counterparts of this First Amendment and the Amendment Fee Agreement dated as of July 13, 2010 by and among Borrower and Lender (the “Amendment Fee Agreement”), each duly executed and delivered by an Authorized Representative of the Borrower.

(b) Evidence of Authority. The Lender shall have received:

(1) a certificate of an Authorized Representative of the Borrower and a Responsible Officer (which could be the same person as the Authorized Representative), dated the First Amendment Closing Date, as to:

(i) the authority of the Borrower to execute and deliver this First Amendment and the Amendment Fee Agreement and to perform its obligations under the Credit Agreement, the Note, the Security Agreement, in each case as amended by this First Amendment and each other instrument, agreement (including the Amendment Fee Agreement) or other document to be executed in connection with the transactions contemplated in connection herewith and therewith;

(ii) the authority and signatures of those Persons authorized on behalf of the Borrower to execute and deliver this First Amendment, the Amendment Fee Agreement and the other Credit Documents to be executed and delivered in connection with this First Amendment and to act with respect to this First Amendment and each other Credit Document executed or to be executed by the Borrower, upon which certificate the Lender, including each assignee (whether or not it shall have then become a party hereto), may conclusively rely until it shall have received a further certificate of the Borrower canceling or amending such prior certificates; and

(iii) the absence of any changes in the Organic Documents of the Borrower since the copies delivered to Lender in connection with the Closing of the Credit Agreement; and

(2) such other instruments, agreements or other documents (certified if requested) as the Lender may reasonably request.

(c) Note. The Lender shall have received an amended and restated Note (including a Schedule 1 for such Note that is accurate as of First Amendment Closing Date) substantially identical to Exhibit A hereunder duly executed and delivered by an Authorized Representative of the Borrower. Upon the Lender’s receipt of such amended and restated Note, the Lender shall promptly return to the Borrower the Note delivered by the Borrower to the Lender in connection with the transactions consummated on the Closing Date.

(d) Contribution Agreement. The Lender shall have received copies of the First Amendment to Asset Contribution Agreement dated as of June 17, 2010 between FS Investment Corporation (the “Contributor”) and Borrower, duly executed and delivered by the Contributor and by an Authorized Representative of the Borrower and all deliverables of Contributor thereunder.

(e) Collateral Documents. The Lender shall have received evidence satisfactory to the Lender that all actions that are necessary or, in the reasonable opinion of the Lender, are desirable to perfect and protect the Liens in the Collateral created or purported to be created by the Collateral Documents have been taken (including delivery to the Custodian of assignment or transfer agreements executed in blank by an Authorized Representative of the Borrower with respect to each Bank Loan).

(f) No Litigation, etc. No litigation, arbitration, governmental investigation, proceeding or inquiry shall, on the First Amendment Closing Date, be pending or, to the knowledge of the Borrower, threatened in writing with respect to any of the transactions contemplated hereby which could, in the reasonable opinion of the Lender, be adverse in any material respect to the Borrower.

(g) Certificate as to Conditions, Warranties, No Default, Agreements etc. The Lender shall have received a certificate of an Authorized Representative of the Borrower and a Responsible Officer (which could be the same person as the Authorized Representative), in each case on behalf of the Borrower dated as of the First Amendment Closing Date, in form and substance reasonably satisfactory to the Lender (which shall be deemed to have been given under the Credit Agreement), to the effect that, as of such date:

(1) all conditions set forth in this Section 3 (CONDITIONS PRECEDENT) have been fulfilled;

(2) all representations and warranties of the Borrower set forth in Article 5 of the Credit Agreement (REPRESENTATIONS AND WARRANTIES) are true and correct in all material respects as if made on the First Amendment Closing Date (unless expressly made as of a certain date, in which case it shall be true and correct in all material respects as of such date);

(3) all representations and warranties set forth in each of the Collateral Documents are true and correct in all material respects; and

(4) no Default or Event of Default shall be continuing.

(h) Custodial Account and Fund Investments.

(1) The Lender shall have received reasonably satisfactory evidence that (A) all Fund Investments listed on the Schedule of Fund Investments that constitute Certificated Securities, Uncertificated Securities or negotiable Instruments (or security entitlements in respect thereof) or Cash have been credited to the Custodial Account in accordance with the Collateral Documents, (B) the settlement date for all Fund Investments listed on the Schedule of Fund Investments that constitute Bank Loans has occurred, all transfer or assignment documents relating thereto have been fully executed and delivered by authorized signatories for the Borrower and the transferor or assignor thereof and any other required parties (including the administrative agent and, if applicable, the Obligor under such Bank Loan) and delivered, together with any accompanying promissory note, to the Custodian and instruments or agreements of transfer in respect thereof, duly executed in blank by an Authorized Representative of the Borrower, have been duly delivered to the Custodian in accordance with the Collateral Documents and (C) all Obligors relating to all Fund Investments listed on the Schedule of Fund Investments have been instructed to make all payments in connection with such Fund Investments to the Custodial Account.

(i) Opinions of Counsel. The Lender shall have received the following customary opinion letters, each dated as of the First Amendment Closing Date, and addressed to the Lender, which shall be reasonably satisfactory in form and substance to the Lender:

(1) Sutherland Asbill & Brennan LLP, counsel to the Borrower, the Manager and FB Income, addressing the matters set forth in Exhibit B hereto;

(2) Richards, Layton & Finger, P.A., special Delaware counsel to the Lender, in such form and addressing such matters as the Lender may reasonably require.

(j) Equity Owner Letter. The Lender shall have received from the Equity Owner a letter in the form of Exhibit C hereto addressed to the Lender amending and restating the Equity Owner Letter entered into in connection with the Credit Agreement.

(k) FB Income Letter. The Lender shall have received from FB Income a letter in the form of Exhibit D hereto addressed to the Lender amending and restating the FB Income Letter entered into in connection with the Credit Agreement.

(l) Manager Letter. The Lender shall have received from the Manager a letter in the form of Exhibit E hereto addressed to the Lender amending and restating the Manager Letter entered into in connection with the Credit Agreement.

(m) Closing Fees, Expenses, etc. The Lender shall have received all fees, costs and expenses then due and payable to it under the Agreement and the Amendment Fee Agreement.

(n) Federal Reserve Form U-1. The Lender shall have received a Federal Reserve Form U-1 duly completed and executed by the Borrower and the Lender reflecting the Maximum Commitment as amended by this First Amendment.

(o) Certificate of the Borrower Regarding Collateral; Certificate of the Manager Regarding Collateral.

(1) A certificate by an Authorized Representative of the Borrower and a Responsible Officer (which could be the same person as the Authorized Representative), in each case on behalf of the Borrower, dated as of the First Amendment Closing Date, to the effect that, in the case of each Fund Investment contributed by the Contributor to the Borrower in connection with this First Amendment that has been pledged to the Lender and included in the Collateral, on the First Amendment Closing Date and immediately prior to the delivery thereof on the First Amendment Closing Date:

(i) the Borrower has full right to Grant a security interest in and assign and pledge such Fund Investment to the Lender;

(ii) to the best of his knowledge, the information set forth with respect to such Fund Investment listed on the Schedule of Fund Investments is correct in all material respects;

(iii) to the best of his knowledge, each item contributed by the Contributor to the Borrower in connection with this First Amendment purported to be a Fund Investment included in the Collateral satisfies the requirements of the definition of Fund Investment;

(iv) after giving effect to any requested Borrowing on the First Amendment Closing Date (1) the aggregate principal amount of all Loans outstanding will not exceed the Maximum Commitment and (2) the Overcollateralization Test is satisfied; and

(v) the Lender has a first priority perfected security interest in all of the Collateral contributed by the Contributor to the Borrower in connection with this First Amendment (except as may otherwise be expressly permitted by the Credit Agreement or the Collateral Documents).

(2) A certificate of a Responsible Officer, dated as of the First Amendment Closing Date, to the effect that, in the case of each Fund Investment contributed by the Contributor to the Borrower in connection with this First Amendment that has been pledged to the Lender for inclusion in the Collateral, on the First Amendment Closing Date and immediately prior to the delivery thereof on the First Amendment Closing Date:

(i) to the best of his knowledge, the Borrower is the owner of such Fund Investment free and clear of any liens, claims or encumbrances of any nature whatsoever except for (1) those which are being released on or prior to the First Amendment Closing Date, (2) those Granted pursuant to the Security Agreement and (3) Permitted Liens;

(ii) to the best of his knowledge, the Borrower has acquired its ownership in such Fund Investment in good faith without notice of any adverse claim, except as described in paragraph (A) above;

(iii) to the best of his knowledge, the Borrower has not assigned, pledged or otherwise encumbered any interest in such Fund Investment (or, if any such interest has been assigned, pledged or otherwise encumbered, it has been released) other than interests Granted pursuant to the Security Agreement or as otherwise expressly permitted by the Credit Agreement;

(iv) to the best of his knowledge, the information set forth with respect to such Fund Investment listed on the Schedule of Fund Investments is correct in all material respects; and

(v) to the best of his knowledge, each Fund Investment contributed by the Contributor to the Borrower in connection with this First Amendment included in the Collateral satisfies the requirements of the definition of Fund Investment.

(p) Satisfactory Legal Form. All limited liability company and other actions or proceedings taken or required to be taken in connection with the transactions contemplated hereby and all agreements, instruments, documents and opinions of counsel executed, submitted, or delivered pursuant to or in connection with this First Amendment by or on behalf of the Borrower shall be reasonably satisfactory in form and substance to the Lender and its counsel; all certificates and opinions delivered pursuant to First Amendment shall be addressed to the Lender, or the Lender shall be expressly entitled to rely thereon; the Lender and its counsel shall have received all information, and such number of counterpart originals or such certified or other copies of such information, as the Lender or its counsel may reasonably request; and all legal matters incident to the transactions contemplated by this Agreement shall be reasonably satisfactory to counsel to the Lender.

Section 4. Miscellaneous.

(a) GOVERNING LAW. THIS FIRST AMENDMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK INCLUDING Sections 5-1401 AND 5-1402 OF THE GENERAL OBLIGATIONS LAW OF THE STATE OF NEW YORK WITHOUT REGARD TO CONFLICT OF LAW PRINCIPLES.

(b) Amendments, Etc. None of the terms of this First Amendment or any other Credit Document may be changed, waived, discharged or terminated unless such change,

waiver, discharge or termination is in writing signed by the Borrower and the Lender (or other applicable party thereto as the case may be), and each such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given.

(c) Severability. If any one or more of the covenants, agreements, provisions or terms of this First Amendment shall be for any reason whatsoever held invalid, then such covenants, agreements, provisions or terms shall be deemed severable from the remaining covenants, agreements, provisions or terms of this First Amendment and shall in no way affect the validity or enforceability of the other provisions of this First Amendment.

(d) Counterparts. This First Amendment may be executed by the parties hereto in separate counterparts, each of which when so executed and delivered shall be an original, but all such counterparts shall together constitute one and the same instrument.

(e) Successors and Assigns. All covenants and agreements contained herein shall be binding upon, and inure to the benefit of the parties hereto and their respective successors and permitted assigns.

(f) Captions. The captions and section headings appearing herein are included solely for convenience of reference and are not intended to affect the interpretation of any provision of this Agreement.

(g) Entire Agreement. This First Amendment constitutes a final and complete integration of all prior expressions by the parties hereto with respect to the subject matter hereof and shall (together with the Credit Agreement and the Security Agreement) constitute the entire agreement among the parties hereto with respect to the subject matter hereof, superseding all previous oral statements and other writings with respect thereto.

[Signature pages follow]

IN WITNESS WHEREOF, the parties hereto have caused this First Amendment to be duly executed and delivered as of the day and year first above written.

BORROWER

BROAD STREET FUNDING LLC, as Borrower

	By:	/s/ Gerald F. Stahlecker
Name: Gerald F. Stahlecker
Title: Executive Vice President

LENDER:

DEUTSCHE BANK AG, NEW YORK BRANCH as Lender

By:		/s/ David Dirvin
Name: David Dirvin
Title: Managing Director

By:		/s/ Christopher Caruso
Name: Christopher Caruso
Title: Managing Director